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For Immediate Release                                                  #00-15

Contact: Lew Nevins
                  Vice President, Investor Relations
                  Tel:  (972) 858-6025

                       EARTHCARE PROGRESSING ON CFO SEARCH

Dallas, TX, April 3, 2000 - EarthCare Company (NASDAQ: ECCO) today announced that it is in the final stages of its search for a Chief Financial Officer. The executive search firm who is assisting EarthCare on this matter has narrowed down a long list of candidates to a very short list of individuals who will be interviewed over the next month. EarthCare hopes to announce a new CFO no later than May 31, 2000.

Until a CFO joins the Company, financial and related matters will continue to be managed by Lew Nevins, Vice President of Investor Relations, and Dan Self, Corporate Controller, both of whom have extensive experience in these areas.

EarthCare is a comprehensive service organization with business units serving the waste and information needs of a variety of residential, commercial and industrial customers.

Forward-looking statements in this release involve a number of risks and uncertainties that may cause actual results to differ materially from expected results. These risks and uncertainties are described in detail in the Company's filings with the Securities and Exchange Commission.